                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         PACIFIC GATEWAY PROPERTIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           PACIFIC GATEWAY PROPERTIES, INC.

           NOTICE OF SPECIAL IN LIEU OF ANNUAL MEETING AND PROXY STATEMENT






                                  June 20, 1997




Dear Shareholder:

         You are cordially invited to attend the Special in Lieu of Annual Meeting of Shareholders of Pacific Gateway Properties, Inc., to be held on July 21, 1997, at the World Trade Club located in the World Trade Center which is the clock tower building at the foot of Market Street on the Embarcadero waterfront area, San Francisco, California.

         While the meeting begins promptly at 9:00 a.m., the doors will be open at 8:30 a.m. Members of the Board of Directors and the officers of the Company welcome the opportunity to visit with shareholders on an informal basis during the time preceding the meeting.

         At the meeting you will be asked to elect directors for the coming year and to consider and vote on such other business as may properly come before the meeting. These matters are described in the accompanying proxy statement. In addition, there will be a discussion of corporate events followed by a question and answer period.

         It is important that your shares are represented at the meeting whether or not you plan to attend. Accordingly, please take a moment now to fill in, sign, date and mail the enclosed proxy in the envelope provided.

         Your cooperation is appreciated.

                             Sincerely,




                             Raymond V. Marino,
                             PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           PACIFIC GATEWAY PROPERTIES, INC.
                           930 MONTGOMERY STREET, 4TH FLOOR
                               SAN FRANCISCO, CA  94133


             NOTICE OF SPECIAL IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD ON JULY 21, 1997


To the Shareholders of
Pacific Gateway Properties, Inc.:

         NOTICE IS HEREBY GIVEN that a Special in Lieu of Annual Meeting of Shareholders of PACIFIC GATEWAY PROPERTIES, INC. (the "Company"), will be held at the World Trade Club located in the World Trade Center which is the clock tower building at the foot of Market Street on the Embarcadero waterfront area, San Francisco, California, on July 21, 1997, at 9:00 a.m., for the following purposes:

         A.   To elect eight directors; and

         B. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on June 20, 1997 as the record date for the determination of shareholders entitled to vote at the meeting.

         At its meeting on May 16, 1997, the Board of Directors amended Section
4.3 of the By-Laws of the Company to increase the number of directors constituting the entire Board of Directors from seven to eight. Section 4.3 of the By-Laws, as so amended, reads as follows:

              "4.3 NUMBER. The number of directors constituting the entire Board of Directors shall be eight (8). Such number may be increased up to the maximum number permitted by Article SIXTH of the Certificate of Incorporation or decreased to any number not less than three by amendment to these By-Laws."

         Shareholders who do not expect to attend in person and who wish their shares to be voted are urged to fill in, sign, date and return the accompanying form of proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

                                  By order of the Board of Directors,



                                  Christopher M. Watson,
                                  SECRETARY

June 20, 1997
San Francisco, California

         The Annual Report of the Company on Form 10-K, including financial statements for the year 1996, are being sent to shareholders concurrently with this Notice.

                           PACIFIC GATEWAY PROPERTIES, INC.
                           930 MONTGOMERY STREET, 4TH FLOOR
                               SAN FRANCISCO, CA  94133


                                   PROXY STATEMENT

                  SPECIAL IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

                                    JULY 21, 1997


         This proxy statement is furnished to holders of the Common Stock, par value $1.00 per share ("Common Stock"), of PACIFIC GATEWAY PROPERTIES, INC. (hereinafter called the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Special in Lieu of Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the World Trade Club in the World Trade Center which is the clock tower building at the foot of Market Street on the Embarcadero waterfront area, San Francisco, California, on July 21, 1997, at 9:00 a.m., and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Special in Lieu of Annual Meeting of Shareholders.

         If the accompanying form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. All properly executed, unrevoked proxies in the enclosed form which are received in time will be voted in accordance with the shareholders' directions and, unless contrary directions are given, will be voted for the election as directors of
the nominees named below.   It is anticipated that this proxy statement and the
enclosed proxy will be first mailed to record holders of the Company's Common Stock on or about June 30, 1997.

         The Board of Directors has fixed the close of business on June 20, 1997, as the record date for the determination of shareholders entitled to receive notice of and vote at the Meeting. As of June 20, 1997, the Company had outstanding 3,892,596 shares of Common Stock. Each share of Common Stock is entitled to one vote.


                  SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

         Under the rules of the Securities and Exchange Commission any proposal of a shareholder intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company for inclusion in the proxy statement and form of proxy a reasonable time before the Company begins the proxy solicitation for that meeting.


                                ELECTION OF DIRECTORS

         Eight directors are to be elected at the Meeting, each to hold office until the next Annual Meeting of Shareholders and until his successor is chosen and qualified. The Board of Directors does not contemplate that any nominee will be unable to serve as a director for any reason; however, if that should occur prior to the Meeting, the proxy holders may select another nominee to stand for election in his place and stead.

         The following table sets forth certain information concerning the nominees for director:

      Nominees
--------------------

Steven A. Calabrese     Age 36; since prior to 1992, managing partner of
                        Calabrese, Racek and Markos, Inc., CRM Construction
                        Inc. and CRM Environmental Services, Inc., firms which specialize in evaluations, management, construction and environmental assessment services for commercial and industrial real estate; owner and manager of a real estate portfolio.

Mark D. Grossi          Age 43; Executive Vice President and director of
                        Charter One Financial, Inc., a savings and loan holding company, and Executive Vice President and Chief Retail
                        Banking Officer of its subsidiary, Charter One Bank;
                        since prior to 1992, holder of various senior executive positions with Charter One Bank and its predecessor.

Lawrence B. Helzel      Age 49; director of the Company since May 1995; since
                        prior to 1992, member, Pacific Stock Exchange, Inc.
                        (Self employed market maker, options floor); co-founder
                        Buylar Investments, Inc., a real estate investment company.(A)

Marshall A. Jacobs      Age 78; director of the Company since February 1984;
                        since January 1992, Of Counsel to the law firm of Jacobs Persinger & Parker, prior thereto, senior partner in the firm.(B)

Christopher L. Jarratt  Age 35; director of the Company since May 1997; since prior to 1992, President, Jarratt Associates, Inc., a company engaged in commercial mortgage banking and commercial real estate investment activities and since September 1996, Chief Executive Officer of Third Capital, LLC, a company engaged in various real estate investment and advisory activities.

Raymond V. Marino       Age 38; director of the Company since March 1996 and
                        President and Chief Executive Officer since January
                        1996; prior thereto from August 1992, Vice President of the Company; prior thereto, Vice President of Finance and Controller, Hunting Gate Investments, Inc., a real estate investment and management company.

Richard M. Osborne      Age 51; director and Chairman of the Board of Directors
                        of the Company since May 1997; since prior to 1992
                        President and Chief Executive Officer of OsAir, Inc., a manufacturer of industrial gases for pipeline delivery and a real property developer; director of Brandywine
                        Realty Trust and Great Lakes Bank.

Martin S. Roher         Age 47; director of the Company since May 1995; since
                        prior to 1992, general partner and managing partner of MSR Capital Partners, a limited partnership engaged in securities investments.(B)

-------------------------------------------

    (A)  Member of the Audit Committee.
    (B)  Member of the Compensation Committee

         Since February 1997, entities controlled by Richard M. Osborne have purchased approximately 39.6% of the Company's outstanding Common Stock for an aggregate purchase price of approximately $8.5 million in a number of negotiated transactions and open market purchases. Of the total purchase price, approximately $6.4 million was provided from the working capital of two of the purchasing entities and the balance was provided by margin loans from the Everen Securities, Inc. and Smith Barney, Inc. Included as sellers were John V. Winfield and H. Todd Cobey, Jr. and entities related to them, a firm related to Martin S. Roher and entities related to David E. Post. At the time of their respective sales Messrs. Winfield and Cobey were directors of the Company but have since resigned. Mr. Roher is a director of the Company and a nominee for reelection at the Meeting. Mr. Post is a director of the Company but is not standing for reelection.

         Mr. Osborne was elected a director and Chairman of the Board of Directors of the Company at a meeting of the Board in May 1997. By agreement dated March 12, 1997, Mr. Osborne agreed to use his best efforts to nominate Christopher L. Jarratt as a director of the Company and Mr. Jarratt was also elected to the Board at the May 1997 directors meeting.

         Directors who are not officers of the Company receive an annual fee of $7,500 and supplemental fees of $750 for each meeting of the Board or a committee thereof attended, and $375 for each telephone meeting, plus out-of-pocket expenses incurred in connection with services rendered to the Company and travel and lodging for each Board meeting.

         The Board of Directors of the Company held five meetings in 1996.  The
Board does not have a Nominating Committee.   The duties of the Audit Committee
of the Board are to oversee the audit function of the Company's independent certified public accountants, to periodically review significant financial information relating to the Company and to act as a communication link between the Board and such certified public accountants. The duties of the Compensation Committee of the Board are to make recommendations to the Board with respect to the compensation package of the Chief Executive Officer, to review the Chief Executive Officer's recommendations as to the compensation packages of the other officers of the Company and to award grants under and otherwise administer the Company's stock option plans. The Audit Committee met two times in 1996. The Compensation Committee met once in 1996. During 1996, each director attended at least 75% of the meetings of the Board of Directors and committees of which he was a member.


                              OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information concerning the beneficial ownership of shares of Common Stock of the Company by persons who the Company knows to own beneficially more than 5% of the outstanding Common Stock and by the directors, nominees for election as directors and executive officers of the Company.

                                            Shares                  Percent
                                            Beneficially             of
                                            Owned(1)                Class
                                            ------------            -------

    Citicorp Real Estate, Inc.               1,000,000  (2)           20.4
    a subsidiary of Citibank, N.A.
         725 S. Figueroa Street
         4th Floor
         Los Angeles, CA  90017


                                                                     (CONTINUED)

                                            Shares                  Percent
                                            Beneficially             of
                                            Owned(1)                Class
                                            ------------            -------

    Richard M. Osborne Trust                 1,540,328  (3)           39.6
    Turkey Vulture Fund XIII, Ltd.
    and Liberty Self Stor, Ltd.
         7001 Center Street
         Mentor, OH  44060

    Third Capital, LLC                         200,000  (4)            5.1
         314 Church Street
         Nashville, TN  37201

    DIRECTORS, NOMINEES AND EXECUTIVE
    EXECUTIVE OFFICERS
    ---------------------------------

    Steven A. Calabrese                         27,000                 *

    Mark D. Grossi                             264,800                 6.8
         30962 Riviera Lane
         Westlake, OH 44145

    Lawrence B. Helzel                          40,000                 *

    Marshall A. Jacobs                             200                 *

    Christopher L. Jarratt                     200,000  (4)            5.1

    Raymond V. Marino                           74,900  (5)            1.9

    Richard M. Osborne                       1,540,328  (3)           39.6

    David E. Post                                  -0-               -0-

    Martin S. Roher                            175,000  (6)            4.5

    Christopher M. Watson                       22,705  (5)            *

    Andrew T. Gorayeb                            7,000  (5)            *

    All directors, nominees and executive
      officers (11 persons)
      as a group                             2,146,433                53.7


------------------------------------
*Less than 1%

(1) Beneficial ownership is the direct or indirect ownership of Common Stock of the Company including the right to control the vote or investment of or acquire such Common Stock within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, each beneficial owner has sole voting and investment power with respect to the shares shown and reported ownership is as of June 20, 1997.

(2) Based on information contained in Schedule 13D for Citicorp Real Estate, Inc., dated December 30, 1993. Represents shares of Common Stock issuable upon exercise of presently exercisable warrants.

(3) According to information provided in Amendment No. 1 to Schedule 13D dated April 28, 1997 filed by the Richard Mr. Osborne Trust (the "Trust"), Turkey Vulture Fund XIII, Ltd. (the "Fund") and Liberty Self Stor, Ltd. ("Liberty") as a group, and other information provided to the Company, the Trust beneficially owns 815,600 shares (21.0%), the Fund beneficially owns 268,832 shares (6.9%) and Liberty beneficially owns 455,906 shares (11.7%). Richard M. Osborne as sole trustee of the Trust, sole manager of the Fund and sole managing member of Liberty may be deemed to beneficially own all of said 1,540,328 shares.

(4) Based upon information provided in Schedule 13D dated May 19, 1997 filed by Third Capital, LLC. Represents shares of Common Stock issuable upon exercise of presently exercisable warrants issued to Third Capital, LLC by the Richard M. Osborne Trust. Christopher L. Jarratt is Chief Executive Officer of Third Capital, LLC and may be deemed to beneficially own said securities.

(5) Represents shares issuable upon exercise of options to purchase Common Stock which were exercisable at June 20, 1997 or which may become exercisable within 60 days thereafter.

(6) The shares are owned by MSR Capital Partners. Mr. Roher is the sole general partner of MSR Capital Partners and may be considered to beneficially own such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based upon reports it has received and other information, the Company believes that all of its security holders, directors and officers who were required to file reports of beneficial ownership of the Company's Common Stock under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") in respect of 1996 and prior periods have done so and their filings for 1996 were on a timely basis except that: David E. Post who first became a director in 1993 has not filed his initial report or any reports of changes of ownership; Raymond V. Marino, President and a director and Christopher M. Watson and Andrew
T. Gorayeb, officers, were late in reporting the stock options granted to them in 1996 which were described in the Company's proxy statement for the Special in Lieu of Annual Meeting of Shareholders held October 29, 1996; Felecia Vernon - Chancey, who was an officer from June 1996 until March 1997, was late in filing her initial report; Lawrence B. Helzel was late in filing one report of three purchases in 1996 of an aggregate of 3,500 shares of Common Stock; and Citicorp Real Estate, Inc., although having reported its 1993 acquisition from the Company of warrants to purchase Common Stock on Exchange Act Schedule 13D, has not reported its deemed beneficial ownership of in excess of 10% of the Company's Common Stock as required by the regulations under Section 16(a) of the Exchange Act.


                                EXECUTIVE COMPENSATION

         The Summary Compensation Table below sets forth individual compensation information for each of the Company's last three fiscal years of the Chief Executive Officer ("CEO") and other most highly paid executive officers who were serving as such at the end of the Company's fiscal year ended December 31, 1996, and whose total annual salary and bonus for such fiscal year exceeded $100,000.


                              SUMMARY COMPENSATION TABLE

                                                      Long Term
                                                      Compensation
                               Annual Compensation    Awards
                            ------------------------- -------

                                                      Stock     All Other
Name and Principal Position Year   Salary    Bonus    Options   Compensation(1)
--------------------------- ----   ------    -----    -------   ---------------

Raymond V. Marino (2)       1996  $150,000   $50,000   100,000   $         --
President and CEO           1995    95,000    30,000      --            2,850
                            1994    91,553    25,000     6,175             --


Christopher M. Watson (3)   1996   100,000    30,000    35,000         34,906
Executive Vice President    1995    70,000    30,000        --         22,459
                            1994    70,000    30,000     6,175         82,007

Andrew T. Gorayeb (4)       1996    80,000    49,000    15,000             --
Vice President-Finance      1995    70,000    20,000        --             --
                            1994     8,750     2,500    10,000             --


------------------------------------
(1) Other compensation in the form of personal benefits to the named person has been omitted because it does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus to each.
                                                 (CONTINUED)

(2) Mr. Marino became President and CEO as of January 1996. Mr. Marino had been a Vice President of the Company since August 1992. His other compensation in 1995 is a simplified employee pension contribution.

(3) Mr. Watson joined the Company as a Vice President in September 1992 and became Executive Vice President as of January 1996. His other compensation consisted of lease commissions of $31,906 in 1996, $17,359 in 1995 and $79,007 in 1994 and an auto allowance of $3,000 in each year, and $2,100 for a simplified employee pension contribution in 1995.

(4) Mr. Gorayeb joined the Company as Director of Finance in November 1994 and became Vice President - Finance as of January 1, 1996.


OPTION TABLES

         The following table contains information concerning the 1996 grants by the Company to the three executive officers named above of options to purchase Common Stock of the Company.


                                OPTION GRANTS IN 1996


                                  Individual Grants
             ------------------------------------------------------------

                                  % of Total
                      Number of   Options                           Grant
                      Securities  Granted to   Exercise             Date
                      Underlying  Employees    or Base              Present
                      Options     In Fiscal    Price     Expiration Value (2)
       Name           Granted (1) Year         ($/sh)    Date        ($)
--------------------  ----------- ---------    -------   ---------  -----------

Raymond V. Marino     100,000     66 2/3        2.56     3/21/06     168,000

Christopher M. Watson  35,000     23 1/3        2.56     3/21/06     58,800

Andrew T. Gorayeb      15,000     10            2.56     3/21/06     25,200


------------------------------------

(1) The options were granted on March 21, 1996, at the fair market value on that date, under the Company's 1996 Stock Option Plan, subject to shareholder approval which was obtained in November 1996 when the Plan was approved by the shareholders. Mr. Marino's options were immediately exercisable as to 40,000 shares with the balance becoming exercisable in 20,000 share increments on January 1, 1997, December 31, 1997 and December 31, 1998. The other options become exercisable in five equal annual installments commencing with the first anniversary of the grant date.



                                                           (CONTINUED)

(2) The grant date values were derived applying the Black-Scholes option pricing model using the following assumptions: expected dividend yield-0%; expected volatility - 43.4%; risk free interest rate - 6.29%; and expected life - 10 years. No prediction of the future performance of the Company's Common Stock is intended by this presentation. The actual value which an officer may receive from his option will depend on the relationship between the market price for the Common Stock at the time the option is exercised and the option exercise price.

         The following table sets forth the values at the end of 1996 of the options to purchase Common Stock of the Company held by the three officers named above. None of these officers exercised any options in 1996.


                            FISCAL YEAR END OPTION VALUES

                                                         Values of
                                  Number of              Unexercised In-
                                  Unexercised            the-Money
                                  Options at             Options at
                                  12/31/96               12/31/96 $(1)
                                  -------------          ---------------

                                  Exercisable/           Exercisable/
     Name                         Unexercisable          Unexercisable
     ----                         -------------          -------------

Raymond V. Marino                 54,470/66,705          29,000/41,625

Christopher M. Watson             14,470/41,705          3,375/24,906

Andrew T. Gorayeb                 4,000/21,000           --  /10,313




------------------------------------

(1) The closing sale price for the Company's Common Stock on December 31, 1996 as reported on the American Stock Exchange consolidated reporting system was $3.25 per share.


         EMPLOYMENT CONTRACT WITH EXECUTIVE. Raymond V. Marino was employed by the Company in 1996 under an employment agreement which was renewed on slightly modified terms to apply to future years and pursuant to which Mr. Marino is to be the chief executive officer, president and a director of the Company at an annual base salary of $150,000 plus a bonus determined by the Board of Directors. The current employment agreement is for an initial term of two years commencing January 2, 1997, and will automatically be extended for additional one-year terms unless either party elects not to extend the term. If the Company makes the election, Mr. Marino will be entitled (i) to receive his base salary for a period of 24 months following expiration and a bonus equal to the average of any annual bonuses he may have earned with respect to the immediately preceding two full calendar years of his employment or, if greater, the bonus, if any, Mr. Marino has received in respect of his 1996 employment, and (ii) to exercise all vested options which have been granted to him for a period of 12 months from the date of expiration. If the Company otherwise terminates the employment agreement without cause or if Mr. Marino terminates the employment agreement because of a reduction in his responsibilities or compensation or a change in his employment location, Mr. Marino will be entitled to receive the termination compensation described above and the vesting period of any unvested options granted to Mr. Marino will accelerate and such options and all previously vested options will be exercisable for a period of 12 months from the date of termination. In the event of a termination of Mr. Marino's employment at his election within 12 months following a change in control of the Company (as defined in the employment agreement), he will be entitled to receive the termination compensation described above, including the acceleration of the vesting of his options, but the period for exercising any options will be three months from termination. If, following change in control, Mr. Marino agrees to remain employed under different terms of employment than those contained in his employment agreement, he will be entitled to be paid in addition to his compensation under the new employment arrangement his base salary for the remainder of his then current employment term.

         Each of Mr. Watson and Mr. Gorayeb has a severance arrangement with the Company under which he is entitled to receive one year's base salary if the Company terminates his employment within one year following a change in its control.


            REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The responsibilities of the Compensation Committee include making recommendations to the Board concerning the compensation package of the chief executive officer and reviewing his recommendations concerning compensation of other Company officers. The Committee also administers the Company's stock option plans.

         The Committee favors the fairly typical structure of a compensation package for executive officers comprised of a base salary, short-term incentive compensation in the form of an annual bonus and long-term incentive compensation through the grant of Common Stock purchase options. The Company is relatively small with only three executive officers and the levels of compensation for them have been fixed largely based upon perceptions of compensation levels of comparable personnel in the San Francisco Bay area.

         The Committee believes that the executive officers were effective in 1996 in achieving improved rentals for the Company's properties, in closing the sale of two of the Company's larger properties, in obtaining favorable refinancings of other properties and in identifying new properties for the Company to acquire. The Company does not have a formal bonus plan. It was the view of the chief executive officer in which the Committee concurred that 30% of base salary should be the maximum bonus payable to those other executive officers whose 1996 performance was judged superior with lesser amounts payable where performance, although of high quality was not judged to have reached the very highest level. The 1996 bonuses for executive officers other than the chief executive officer were based upon the recommendations of the chief executive officer who, in turn based his recommendations, in large part, on his opinion of those officers' contributions to the Company's performance. An additional 1996 bonus was awarded to Mr. Gorayeb in recognition of his contributions in 1995 and 1996 to a number of the more important transactions completed by the Company in 1996.

         The 1996 stock option grants to executive officers, all of which were made in March, were also determined on a subjective basis. These grants were approved by the shareholders at the 1996 meeting of shareholders of the Company when the 1996 stock option plan was approved.

         CHIEF EXECUTIVE OFFICER COMPENSATION. In March 1996 the Company reached agreement with Mr. Marino concerning his employment in 1996 as chief executive officer retroactive to January of that year and on October 29, 1996 in recognition of the positive performance of the Company referred to above extended the agreement on a slightly modified basis for another two years. The terms of the agreement as now in effect are described above under the caption "EMPLOYMENT CONTRACT WITH EXECUTIVE". Mr. Marino's base salary and option grant were established through arm's length negotiations at levels which were believed, without independent study, to be comparable to what would have been available to Mr. Marino at a company similar to the Company. The 1996 bonus for Mr. Marino of $50,000 (33 1/3% of his base salary) was based upon the Committee's opinion of his contribution to the Company's 1996 performance.

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to each of the company's chief executive officer and the four other most highly compensated executive officers. Because of the range of compensation paid by the Company to its executive officers, the Compensation Committee has not established any policy regarding annual compensation to such executive officers in excess of $1,000,000.

                        THE COMPENSATION COMMITTEE
                             Marshall A. Jacobs, CHAIRMAN
                             Martin S. Roher

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Mr. Jacobs is Of Counsel to the law firm of Jacobs Persinger & Parker. Such law firm has performed services for the Company for which it was paid $214,700 in 1996 and is performing services for the Company in 1997.

                        PACIFIC GATEWAY PROPERTIES, INC. (PGP)
                                  PERFORMANCE GRAPH

                   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
            AMONG PGP, DOW JONES GLOBAL MARKET INDEX-US AND DOW JONES REAL
                             ESTATE INVESTMENT INDEX-US**
                           FISCAL YEAR ENDING DECEMBER 31ST


                                       [GRAPH]


Pacific Gateway Properties                 $100      $54      $77      $82      $59     $67
Dow Jones Equity Market Index              $100     $109     $119     $121     $166    $206
Dow Jones Real Estate Market Index         $100      $90     $106     $100     $124    $166


Assumes $100 invested on 12/31/91 in PGP
Common Stock, the Dow Jones Global Market Index-US and the Dow Jones Real Estate Investment Index-US.
*  Total return assumes reinvestment of dividends.
** Fiscal year ending December 31.

The above graph compares the performance of the Company with that of the Dow Jones Global Market Index-US (formerly the Dow Jones Equity Market Index) and the Dow Jones Real Estate Investment Index-US.

                                    OTHER MATTERS

         The Board of Directors knows of no matters which will be presented for consideration at the Meeting other than the election of directors referred to in this proxy statement. Should any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgement.


                                  VOTING PROCEDURES

         A shareholder who abstains from a vote by registering an abstention vote will be deemed present at the Meeting for quorum purposes but will not be deemed to have voted on the particular matter. Similarly, in the event a nominee holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instructions from beneficial owners, but with respect to one or more other matters does not receive instructions from beneficial owners and does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the Meeting for quorum purposes but will not be deemed to have voted on such other matters. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election and abstentions and non-votes have no effect.


                   RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The consolidated financial statements of the Company and its subsidiaries included in the Company's 1996 Annual Report on Form 10-K have been examined by Arthur Andersen LLP. A representative of Arthur Andersen LLP is expected to attend the Meeting with the opportunity to make a statement if he so desires. It is expected that such representative will be available to respond to appropriate questions from shareholders.


                               SOLICITATION OF PROXIES

         The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company will reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of stock held in their names. Directors, officers and employees of the Company may also solicit proxies on behalf of the Board of Directors but will not receive any additional compensation therefor.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                  By order of the Board of Directors




                                  Christopher M. Watson,
                                  SECRETARY

San Francisco, California
June 20, 1997

UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, THE COMPANY WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR 1996, AS AMENDED, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY REQUEST SHOULD BE DIRECTED TO RAYMOND V. MARINO, PRESIDENT AND CEO, PACIFIC GATEWAY PROPERTIES, INC., 930 MONTGOMERY STREET, 4TH FLOOR, SAN FRANCISCO, CA 94133, TELEPHONE NUMBER (415) 398-4800, EXTENSION 119, FACSIMILE NUMBER (415) 398-4841. THERE WILL BE NO CHARGE FOR SUCH REPORT UNLESS ONE OR MORE EXHIBITS THERETO ARE REQUESTED, IN WHICH CASE THE COMPANY'S REASONABLE EXPENSES OF FURNISHING EXHIBITS MAY BE CHARGED.

PROXY


                        PACIFIC GATEWAY PROPERTIES, INC.
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
              THE SPECIAL IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS
                                WORLD TRADE CLUB
                               WORLD TRADE CENTER
                                SAN FRANCISCO, CA
                        JULY 21, 1997, 9 A.M. LOCAL TIME

     The undersigned hereby appoints Marshall A. Jacobs and Raymond V. Marino and each of them acting alone, with full power of substitution, as attorneys and proxies to vote all of the shares of Common Stock of Pacific Gateway Properties, Inc. (the "Company") which the undersigned is entitled to vote at the Special in Lieu of Annual Meeting of Shareholders of the Company to be held July 21, 1997 and any adjournment or adjournments thereof, upon the proposal set forth on the reverse hereof and upon all other matters which come before said meeting or any adjournment or adjournments thereof. The Board of Directors recommends a vote FOR proposal 1.

      UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                     SEE REVERSE
                                                                         SIDE

                                   DETACH HERE


/ X / PLEASE MARK VOTES AS IN THIS EXAMPLE.

      PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED.

      1. FOR election of eight (8) Directors as described in the Proxy Statement of the Board of Directors.

      NOMINEES: S.A. Calabrese, M.D. Grossi, L.B. Helzel, M.A. Jacobs,
                C.L. Jarratt, R.V. Marino, R.M. Osborne, M.S. Roher

                 /     / FOR ALL NOMINEES    /     / WITHHOLD FROM ALL NOMINEES

      /     /
             ------------------------------------------
               For all nominees except as noted above

                                       MARK HERE  /     /     MARK HERE  /     /
                                      FOR ADDRESS            IF YOU PLAN
                                      CHANGE AND              TO ATTEND
                                     NOTE AT LEFT            THE MEETING


             If stock is held in the name of more than one person, all holders should sign. Sign exactly as name or names appear hereon. Persons signing in a fiduciary capacity should include their title as such.




Signature:                                        Date:
           --------------------------------------       ------------------------

Signature:                                        Date:
           --------------------------------------       ------------------------